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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Yankee Candle Company, Inc. on Form S-3 of our report dated February 11, 2003 appearing in the Annual Report on Form 10-K of The Yankee Candle Company, Inc. for the fiscal year ended December 28, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 19, 2003